Exhibit 99.1



September 6, 2005                                          FOR IMMEDIATE RELEASE

AMERICAN LEISURE HOLDINGS, INC. ANNOUNCES APPOINTMENT OF CHIEF OPERATING OFFICER
                                  AND DIRECTOR

American Leisure Holdings, Inc. (OTCBB: AMLH) announced today that Frederick W. Pauzar has been appointed Chief Operating Officer of the Company and has been named to the Company's Board of Directors. In making the announcement, AMLH's
President and CEO, Malcolm Wright, stated, "Fred Pauzar is a seasoned business executive with significant experience in the leisure and real estate development industries with proven expertise in business planning, management and finance. He understands AMLH's operations and objectives well and has the complete respect of the Company's investors and key financial partners."

In accepting the post, Pauzar said, "American Leisure Holdings is well-positioned to become a leading company in the business of resort development, management and travel distribution and to excel in providing cost-effective, value added travel services to the business and leisure travel markets. I am excited and proud to join this world-class team."

Pauzar, 51, currently serves as Vice President and as a Director of Fugleberg Koch Architects, Inc. and has previously served as its CEO. Pauzar also serves as Chairman and CEO of Group One Productions, a Florida-based business and real estate consulting and development firm which he co-founded and in which he has been actively engaged from its 1991 inception in hospitality, development, entertainment and business management projects. In his capacity as Chairman and CEO, Pauzar successfully undertook and directed major projects including the conceptualization and business planning of a highly successful, $1.0 billion development in Quebec for one of North America's leading resort companies, the formulation of global market strategies and a strategic development plan for the world's most prominent and commercially successful live entertainment business, the provision of resort development consulting services to a leading, international casino and resort company, and the concept creation and business planning for two international hotel brands for one of the world's largest hotel consortiums.

A graduate of the University of the State of New York, Pauzar served as an investment banker and managing executive in the investment banking industry through the 1980's at the nation's seventh largest investment firm. In 1982, Pauzar founded CompuServe's Investors Forum, "the world's first online investment forum." After acquiring, re-positioning and divesting of a resort and private club facility in Florida in 1989, Pauzar commenced high-impact consulting activities as a senior executive of a London-based, international advisory firm. As a business and management expert, he has advised, consulted to and provided management assistance to numerous private concerns and has served several corporations in a senior executive capacity including an international marketing group that achieved $300 million in annual sales in advising and representing Fortune 500 clients.

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Pauzar has previously served as a board member of the National Family Foundation and the Florida Council on Economic Education and continues to serve as a member of the Boards of the Digital Media Arts Center and Fugleberg Koch Architects and as Chairman of the Board of Group One Productions.

About American Leisure Holdings, Inc.

American Leisure Holdings Inc. (AMLH) is an integrated travel services distribution and travel destination development company. The Travel Division is comprised of TraveLeaders, a travel agency and services company, and Hickory Travel Systems, Inc., a travel distribution network whose members produce multi-billion dollar gross annual sales. AMLH's plan is to focus significant resources on the development, sales and management of resort residential real estate, to selectively acquire travel companies, and to expand its affiliated travel network within AMLH's business model for an integrated travel distribution channel. The Company is actively working to develop innovative travel and communication technologies to enhance its competitive position in the travel management and vacation resort development arenas. The Company intends to take advantage of the natural synergy between travel distribution and the management and development of travel destinations. This synergy will enhance the performance of the AMLH Vacation Resort Development Division that develops high quality vacation home resort properties. AMLH is currently engaged in the development in Central Florida of the Sonesta Orlando Resort at Tierra del Sol, a 972-unit vacation home resort, as well as in the planning and development of other vacation home properties.

Forward Looking Statement:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements regarding AMLH in this release that are not historical in nature, particularly those that utilize terminology such as "may," "will," "should," "likely," "expects," "anticipates," "estimates," "believes" or "plans," or comparable terminology, are forward-looking statements based on current expectations about future events, which AMLH has derived from the information currently available to it. These forward-looking statements involve known and unknown risks and uncertainties that may cause AMLH's results to be materially different from results implied in such forward-looking statements. Important factors known to AMLH that could cause forward-looking statements to turn out to be incorrect are identified and discussed from time to time in AMLH's filings with the Securities and Exchange Commission. The forward-looking statements contained in this release speak only as of the date hereof, and AMLH undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.


Contact:
     American Leisure Holdings, Inc., Miami office
     Toni J. McGann 305-245-5050

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